UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 2, 2009, Leadis Technology, Inc. (the “Company”) announced that it has set October 23, 2009 as the date for the special meeting of the Company’s stockholders at which stockholders will vote on a plan of dissolution of the Company.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

This current report on Form 8-K is for informational purposes only. It is not a solicitation of a proxy. In connection with the Plan of Dissolution, the Company has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record as of September 15, 2009. A free copy of the proxy statement and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Leadis Technology, Inc., Attn: Secretary, 800 W. California Avenue, Suite 200, Sunnyvale, CA 94086, by contacting the investor relations department of Leadis Technology at (408) 331-8616 or by accessing the “Investor Relations” section of the Company’s website at http://ir.leadis.com/proxy.cfm. Stockholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the Plan of Dissolution.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Plan of Dissolution. Information regarding their direct or indirect interests, by security holdings or otherwise, in the solicitation is included in the proxy statement filed by the Company with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of the Company dated October 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: October 2, 2009	/s/ JOHN K. ALLEN
John K. Allen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated October 2, 2009.